SUBSIDIARY GUARANTEE

THIS **SUBSIDIARY GUARANTEE**, dated as of May 12, 2023 (this "***Guarantee***"), is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "***Guarantors***"), in favor of the Secured Parties defined below.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and between Aspen Group, Inc., a Delaware corporation (the "***Company***") and the Purchasers (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "***Purchase Agreement***"), the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company, the Debentures, subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Company and will directly benefit from the extension of credit to the Company represented by the issuance of the Debentures; and

NOW, THEREFORE, in consideration of the promises contained therein and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

1. **Definitions**. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

"***Agent***" means JGB Collateral, LLC, a Delaware limited liability company.

"***Company***" shall have the meaning assigned to such term in the preambles hereof.

"***Guarantee***" shall have the meaning assigned to such term in the preambles hereof.

"***Guarantors***" shall have the meaning assigned to such term in the preambles hereof.

"***Obligations***" means, in addition to all other costs and expenses of collection incurred by Purchasers or Agent in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due or, or that are now or may be hereafter contracted or acquired, or owing by, the Company or any Guarantor to any Secured Party under this Guarantee, the Debentures, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term "Obligations" shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, prepayment charges, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Debentures, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

"***Purchase Agreement***" shall have the meaning assigned to such term in the preambles hereof.

"***Secured Parties***" means the Agent, the Purchasers, and each of their respective successors or assigns.

2. **Guarantee.**

(a) **Guarantee.**

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor

hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in ***Section 2(b)***).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this ***Section 2*** or affecting the rights and remedies of the Secured Parties hereunder.

(iv) The guarantee contained in this ***Section 2*** shall remain in full force and effect until all the Obligations (other than contingent indemnification or reimbursement obligations) shall have been satisfied by indefeasible payment in full.

(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce (other than a reduction of the amount owed hereunder, if applicable), release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

(b) **Right of Contribution**. Subject to ***Section 2(c)***, each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of ***Section 2(c)***. The provisions of this ***Section 2(b)*** shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

(c) **No Subrogation**. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any

Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Secured Parties in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Secured Parties, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Secured Parties may determine.

(d) **Amendments, Etc. With Respect to the Obligations**. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by any Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may, subject to any necessary consents required therein, be amended, modified, supplemented or terminated, in whole or in part, as any Purchaser and/or Agent, as applicable, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Secured Parties shall have no obligation to protect, secure, perfect or insure any Lien at any time held by the Agent for the benefit of the Secured Parties as security for the Obligations or for the guarantee contained in this ***Section 2*** or any property subject thereto.

(e) **Guarantee Absolute and Unconditional**. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Parties upon the guarantee contained in this ***Section 2*** or acceptance of the guarantee contained in this ***Section 2***; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ***Section 2***; and all dealings between the Company and any of the Guarantors, on the one hand, and any Secured Party, on the other hand, likewise shall be conclusively presumed to have been had

or consummated in reliance upon the guarantee contained in this ***Section 2***. Each Guarantor waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this ***Section 2*** shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Secured Parties, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or of fraud by Secured Parties) which may at any time be available to or be asserted by the Company or any other Person against the Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this ***Section 2***, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Secured Parties to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Secured Parties against any Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. For the avoidance of doubt, no Secured Party shall be obligated to file any claim relating to the Obligations in the event that the Company becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Secured Parties so to file shall not affect the Guarantors' obligations hereunder.

(f) **Reinstatement**. The guarantee contained in this ***Section 2*** shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or for any other reason otherwise, all as though such payments had not been made.

(g) **Payments**. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers or Agent, as applicable, without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Signature Pages to the Purchase Agreement.

3. **Representations and Warranties**. Each Guarantor hereby makes the following representations and warranties to Secured Parties as of the date hereof:

(a) **Organization and Qualification**. Such Guarantor is a corporation, partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on ***Schedule 1***, with the requisite corporate, partnership, limited liability company or other power and authority to own and use its properties and assets and to carry on its business as currently conducted. Such Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. Such Guarantor is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) **Authorization; Enforcement**. Such Guarantor has the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by such Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate, partnership, limited liability company or other action on the part of such Guarantor. This Guarantee has been duly executed and delivered by such Guarantor and constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights generally, and remedies generally, (ii) as limited by equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law including the Securities Act of 1933 and the Securities Exchange Act of 1934..

(c) **No Conflicts**. The execution, delivery and performance of this Guarantee by such Guarantor and the consummation by such Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its organizational documents or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a

default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing debt or otherwise) to which such Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Guarantor is subject (including Federal and State securities laws and regulations), or by which any material property or asset of such Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of such Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) **Consents and Approvals**. Such Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by such Guarantor of this Guarantee, except where such failure could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) **Purchase Agreement**. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this ***Section 3***, be deemed to be a reference to such Guarantor's knowledge.

4. **Covenants**.

(a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations (other than contingent indemnification or reimbursement obligations) shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, in order to prevent the occurrence and continuance of an Event of Default (as defined in the Debentures).

(b) So long as any of the Obligations (other than contingent indemnification or reimbursement obligations) are outstanding, unless the Agent shall have otherwise given prior written consent (or, in the event that the Agent no longer holds any Debentures, the Purchasers holding at least 50.1% of the outstanding principal amount of the Debentures shall have otherwise given prior

written consent), each Guarantor will not directly or indirectly on or after the date of this Guarantee take any action that would result in a breach or violation of Section 7 of the Debentures.

5. **Miscellaneous.**

(a) **Amendments in Writing**. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Agent (or, in the event that the Agent no longer holds any Debentures, in a writing by the Purchasers holding at least 50.1% of the outstanding principal amount of the Debentures shall have otherwise given prior written consent).

(b) **Notices**. All notices, requests and demands to or upon the Purchasers, Agent or any Guarantor hereunder shall be in writing and effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on ***Schedule 1***.

(c) **No Waiver By Course Of Conduct; Cumulative Remedies**. The Secured Parties shall not by any act (except by a written instrument pursuant to ***Section 5(a)***), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) **Enforcement Expenses; Indemnification.**

(i) Each Guarantor agrees to pay, or reimburse the Secured Parties for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in ***Section 2*** or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties.

(ii) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting

from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(e) **Successor and Assigns**. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Secured Parties and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Agent (with any requisite consent of the Purchasers as required by the Transaction Documents), and any assignment in violation herewith shall be null and void.

(f) **Set-Off**. Each Guarantor hereby irrevocably authorizes the Secured Parties at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Parties to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Secured Parties may elect, against and on account of the obligations and liabilities of such Guarantor to the Secured Parties hereunder and claims of every nature and description of the Secured Parties against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Secured Parties may elect, whether or not the Secured Parties have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Secured Parties shall notify such Guarantor promptly of any such set-off and the application made by any Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Secured Parties may have.

(g) **Counterparts**. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) **Severability**. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) **Section Headings**. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) **Integration**. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Parties relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k) **Governing Laws**. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent

permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(l) **Acknowledgements**. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii) the Secured Parties have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Secured Parties.

(m) **Additional Guarantors**. The Company shall cause each of its Domestic Subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of ***Annex 1*** hereto.

(n) **Release of Guarantors**. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all Obligations (other than contingent indemnification or reimbursement obligations).

(Signature Page Follows)

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

GUARANTORS:

ASPEN GROUP, INC.

By: /s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

ASPEN UNIVERSITY, INC.

By: /s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

UNITED STATES UNIVERSITY, INC.

By: /s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer